Exhibit-10.3
COMSYS IT PARTNERS, INC.
FORM OF
STOCK ISSUANCE AGREEMENT
     THIS STOCK ISSUANCE AGREEMENT (the “Agreement”) is made as of this ___ day of ____________, ___ (the “Grant Date”), by and between Comsys IT Partners, Inc., a Delaware corporation (collectively with its subsidiaries, the “Company”), and ____________ (the “Participant”).
     Capitalized terms in this Agreement not otherwise defined herein shall have the meanings assigned to them in the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”).
     1. Grant of Restricted Shares.
          (a) Share Award. Pursuant to the authorization of the Company’s Compensation Committee at a meeting held on ____________ ___, ___, the Participant is hereby awarded ___ shares of Common Stock (the “Shares”) pursuant to the Plan.
          (b) Vesting Schedule. At any time, the Shares that are vested will be referred to as “Vested Shares” and the Shares that are not vested will be referred to as “Unvested Shares.” Provided that Participant continues to provide Continuous Service to the Company, the Shares will vest as follows:
               (i) ___%, ___% and ___% of the Shares will vest on each of ____________ ___, ___, ____________ ___, ___ and ____________ ___, ___; and
               (ii) the remaining ___% of the Shares will vest on ____________ ___, ___based on the Company’s earnings per share growth over the three-year period ending on ____________ ___, ___ as against the BMO staffing stock index as follows:

Annual Company EPS Growth	% Vested
Top 25%	100%
2d 25%	50%
3d 25%	25%
Bottom 25%	0%
The % vested for these Shares will be prorated between the individual tiers (except that no Shares will be vested at all for EPS growth in the bottom 25%).

Except as provided in this Agreement, in Participant’s employment agreement or in a duly authorized resolution of the Company’s Compensation Committee, any Unvested Shares held by Participant as of the date of termination of Participant’s Continuous Service (the “Termination Date”) will be forfeited.
          (c) Escrow. The Company will have the right as set forth in the Plan to hold the certificates representing any Unvested Shares in escrow until those Shares have become Vested Shares or are cancelled.
     2. Transfer Restrictions and Compliance with Law.
          (a) Compliance with Law. The issuance and transfer of the Shares will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws.
          (b) Restrictions on Disposition of Shares. The Participant will not transfer, assign, encumber or otherwise dispose of any Unvested Shares.
          (c) Restrictive Legends. The stock certificates for the Shares will be endorsed with substantially the following restrictive legends:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING WITHOUT LIMITATION VESTING RESTRICTIONS, RESTRICTIONS ON TRANSFER AND CERTAIN ESCROW REQUIREMENTS GRANTED TO THE COMPANY AND, ACCORDINGLY, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A STOCK ISSUANCE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.
     3. Representations and Warranties of the Participant. The Participant represents and warrants to the Company that:
          (a) Agrees to Terms of the Plan. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions.

          (b) No Current Intent to Sell Shares. The Participant has not accepted the Shares with a view to a distribution of the Shares within the meaning of the 1933 Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than the Participant has any beneficial ownership of any of the Shares.
          (c) Access to Information. The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making the decision to accept the Shares, and the Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.
     4.  Tax Consequences. THE COMPANY MAKES NO REPRESENTATION AS TO HOW THE SHARES WILL BE TAXED AND ENCOURAGES THE PARTICIPANT TO CONSULT WITH HIS OR HER TAX PROFESSIONALS. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b) IF SUCH AN ELECTION IS AVAILABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.
     5. General Provisions.
          (a) No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue employment with the Company.
          (b) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery, by facsimile or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed, in the case of the Participant, to the last address on file with the Company and if to the Company, to the General Counsel at 10700 Sikes Place, Suite 395, Charlotte, NC 28277.
          (c) Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to this Agreement.
          (d) Termination and Amendment. The Company may amend or terminate the Plan at any time; however, except as otherwise provided in the Plan and this Agreement, such amendment or termination will not adversely affect the terms and conditions of this Agreement without the Participant’s consent.
          (e) Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.
          (f) Entire Agreement. Except as provided in Participant’s employment agreement with the Company or in a duly authorized resolution of the Company’s Compensation Committee, the Plan and this Agreement, including any exhibits and schedules attached hereto, contain the entire agreement of the parties with respect to the Shares, and supersede all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof. If there is any inconsistency between this Agreement and the Plan, the terms and conditions of the Plan will control.
     6. Governing Law. This Agreement will be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provisions.
     7. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMSYS IT PARTNERS, INC., a Delaware corporation
By:
Name:
Title:

PARTICIPANT

Name:

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